Exhibit 99.1

NEWS RELEASE

For Immediate Release

April 26, 2012

MAXWELL TECHNOLOGIES REPORTS FIRST QUARTER FINANCIAL RESULTS

Ultracapacitor Sales Up 3%; Total Revenue Up 11% vs. Q111

CONFERENCE CALL & WEBCAST AT 5 P.M. (EDT) TODAY — DETAILS BELOW

SAN DIEGO, Calif. — Maxwell Technologies, Inc. (Nasdaq: MXWL) today reported revenue of $39.2 million for its first quarter ended March 31, 2012, up 11 percent over the $35.3 million recorded in the same period in 2011.

Ultracapacitor revenue increased by 3 percent, to $22.0 million in Q112 compared with $21.4 million in the same period last year. Sales of high voltage capacitor and microelectronics products totaled $17.2 million in Q112, up 24 percent from the $13.9 million recorded in Q111.

“Ultracapacitor revenue was down sequentially from Q4, due in part to seasonal factors, including the Chinese New Year observance,” said David Schramm, Maxwell’s president and chief executive officer. “Continued demand for ultracapacitor-based energy storage systems to power hybrid electric transit buses helped to offset softness in the global wind energy market. That, along with ongoing order flow for backup power applications and stop-start idle elimination systems in micro hybrid autos enabled us to sustain year-over-year growth.”

On a U.S. generally accepted accounting principles (GAAP) basis, operating income for the first quarter 2012 was $1.3 million, compared with an operating loss of $73,000 in Q111. GAAP net income for Q112 was $504,000, or $0.02 per diluted share, compared with $196,000 or $0.01 per diluted share, in Q111. Q111 net income is affected by a non-cash gain of $1.1 million, or $0.04 per diluted share, based on a quarterly valuation of conversion features associated with convertible debentures issued in 2005. As previously disclosed, the company retired the convertible debentures in February 2011, and therefore no longer records gains or losses for the conversion features.

On a non-GAAP basis, the company reported operating income of $2.6 million in Q112 compared with operating income of $978,000 in Q111. Non-GAAP net income for Q112 was $1.8 million, or $0.07 per diluted share, compared with $161,000 or $0.01 per diluted share in Q111. A reconciliation of GAAP to non-GAAP financial measures is included as an addendum to this release.

GAAP gross margin was 41 percent in Q112, compared with 39 percent in Q111 and 38 percent in Q411. GAAP operating expenses totaled approximately $14.9 million, or 38 percent of revenue, in Q112 compared with $14.0 million, or 40 percent of revenue in Q111. Non-GAAP operating expenses totaled approximately $13.7 million, or 35 percent of revenue, in Q112 compared with $13.1 million, or 37 percent of revenue, in Q111. Cash and cash equivalents totaled $30.6 million as of March 31, 2012, compared with $29.3 million as of December 31, 2011. The current cash balance was augmented by net proceeds of $10.3 million from the sale of 572,510 shares of Maxwell common shares during the first quarter through the company’s “at the market” equity offering. Complete financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations are available in the company’s Quarterly Report on Form 10-Q, which was filed today with the Securities & Exchange Commission.

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MAXWELL TECHNOLOGIES REPORTS FIRST QUARTER 2012 RESULTS

On April 12, 2012, a settlement was reached in the shareholder derivative suit involving certain of the company’s past and current officers and directors. Under the terms of the settlement, $3.0 million was paid to plaintiffs’ counsels; $2.7 million was paid by the company’s insurer and $290,000 was paid by the company. In addition, the company agreed to ensure that certain corporate governance measures are in place and enforced. Without admitting any wrong doing, the defendants to this suit entered into this settlement to expedite resolution of the matter and relieve the defendants and the company from further financial and resource burden.

Outlook: “We expect revenue to increase by 4 to 7 percent sequentially in the current second quarter compared with that reported in the first quarter,” Schramm said. “On the basis of reduced forecasts from customers in Europe and elsewhere, we now anticipate top line growth for the full year to be in the range of 15 to 20 percent, and continuing solid operating performance should enable the company to be profitable on a non-GAAP basis.”

Non-GAAP Financial Measures: The company uses non-GAAP financial measures for internal evaluation and to report the results of its business. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP net income (loss), and non-GAAP net income (loss) per diluted share. These measures are not in accordance with, nor an alternative to, GAAP. These measures are intended to supplement GAAP financial information, and may be computed differently from non-GAAP financial measures used by other companies. The company believes that these measures provide useful information to its management, board of directors and investors about its operating activities and business trends related to its financial condition and results of operations. The company believes that it is useful to provide investors with information to understand how specific line items in the statement of operations are affected by certain non-cash or non-recurring items, such as:

•	stock-based compensation expense;

•	amortization of intangible assets;

•	expenses in prior periods for legal settlements, and

•	gains or losses on embedded derivative and warrants in prior periods.

In addition, the company’s management and board of directors use these non-GAAP financial measures in developing operating budgets and in reviewing the company’s results of operations, as non-cash and non-recurring items have limited impact on current and future operating decisions. Additionally, the company believes that inclusion of non-GAAP financial measures provide consistency and comparability with its past reports of financial results. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. Please refer to the accompanying tables for a detailed reconciliation of GAAP to non-GAAP gross profit, operating expenses, income (loss) from operations, net income (loss), and net income (loss) per share.

Management will conduct a conference call and simultaneous webcast to discuss first quarter financial results and the future outlook at 5 p.m. (EDT) today. The call may be accessed by dialing toll-free, (800) 862-9098 from the U.S. and Canada, or (785) 424-1051 for international callers, and entering the conference ID, 7MAXWELL. The live web cast and subsequent archived replay may be accessed at the company’s web site via the following link: http://investors.maxwell.com/phoenix.zhtml?c=94560&p=irol-calendar.

Maxwell is a leading developer and manufacturer of innovative, cost-effective energy storage and power delivery solutions. Our ultracapacitor products provide safe and reliable power solutions for applications in consumer and industrial electronics, automotive, transportation and information technology.

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MAXWELL TECHNOLOGIES REPORTS FIRST QUARTER 2012 RESULTS

Our high-voltage capacitors products help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. Our radiation-mitigated microelectronic products include power modules, memory modules and single board computers that incorporate powerful commercial silicon for superior performance and high reliability in aerospace applications.

Forward-looking statements: Statements in this news release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Such risks, uncertainties and contingencies include, but are not limited to, the following:

•

risks related to our international operations including, but not limited to, our ability to adequately comply with the changing rules and regulations in countries where our business is conducted, our ability to oversee and control our foreign subsidiaries and their operations, our ability to effectively manage foreign currency exchange rate fluctuations arising from our international operations, and our ability to continue to comply with the U.S. Foreign Corrupt Practices Act as well as the anti-bribery laws of foreign jurisdictions and the terms and conditions of our settlement agreements with the Securities and Exchange Commission and the Department of Justice.

•	our ability to remain competitive and stimulate customer demand through successful introduction of new products, and to educate our prospective customers on the products we offer;

•

dependence upon the sale of products to a small number of customers and vertical markets, some of which are heavily dependent on government funding or government subsidies which may or may not continue in the future;

•	successful acquisition, development and retention of key personnel;

•	our ability to effectively manage our reliance upon certain suppliers of key component parts, specialty equipment and logistical services;

•	our ability to match production volume to actual customer demand;

•	our ability to manage product quality problems;

•	our ability to protect our intellectual property rights and to defend claims against us;

•	our ability to effectively identify, enter into, manage and benefit from strategic alliances;

•	occurrence of a catastrophic event at any of our facilities;

•	occurrence of a technology systems failure, network disruption, or breach in data security; and,

•	our ability to obtain sufficient capital to meet our operating or other needs.

For further information regarding risks and uncertainties associated with Maxwell’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of these documents may be obtained by contacting Maxwell’s investor relations department at (858) 503-3434 or at our investor relations website: http://investors.maxwell.com/phoenix.zhtml?c=94560&p=irol-sec. All information in this release is as of April 26, 2012. The company undertakes no duty to update any forward-looking statement to reflect actual results or changes in the company’s expectations.

Media & Investor Contact: Michael Sund, +1 858.503.3233; msund@maxwell.com

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MAXWELL TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31, 2012	March 31, 2011
Revenue	$39,230	$35,259
Cost of revenue	23,093	21,375

Gross profit	16,137	13,884
Operating expenses:
Selling, general and administrative	9,235	7,934
Research and development	5,596	5,972
Amortization of intangibles	51	51

Total operating expenses	14,882	13,957

Income (loss) from operations	1,255	(73)
Interest expense, net	(26)	(36)
Amortization of debt discount and prepaid debt costs	(11)	(55)
Gain on embedded derivatives	—	1,086

Income before income taxes	1,218	922
Income tax provision	714	726

Net income	$504	$196

Net income per common share:
Basic	$0.02	$0.01
Diluted	$0.02	$0.01
Weighted average common shares outstanding:
Basic	28,122	27,285
Diluted	28,559	28,112

MAXWELL TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(Unaudited)

	March 31,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$30,628	$29,289
Trade and other accounts receivable, net	43,147	36,131
Inventories, net	30,606	27,232
Prepaid expenses and other current assets	3,158	3,125

Total current assets	107,539	95,777
Property and equipment, net	31,922	28,541
Intangible assets, net	985	1,111
Goodwill	25,730	24,887
Pension asset	6,815	6,359
Other non-current assets	59	261

Total assets	$173,050	$156,936

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$35,051	$37,145
Accrued warranty	287	258
Accrued employee compensation	5,850	6,243
Short-term borrowings and current portion of long-term debt	7,155	5,431
Deferred tax liability	499	499

Total current liabilities	48,842	49,576
Deferred tax liability, long-term	944	933
Long-term debt, excluding current portion	3,541	68
Other long-term liabilities	778	3,028

Total liabilities	54,105	53,605

Stockholders’ equity:
Common stock, $0.10 par value per share, 40,000 shares authorized; 29,127 and 28,174 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	2,910	2,815
Additional paid-in capital	265,414	252,907
Accumulated deficit	(162,517)	(163,021)
Accumulated other comprehensive income	13,138	10,630

Total stockholders’ equity	118,945	103,331

Total liabilities and stockholders’ equity	$173,050	$156,936

MAXWELL TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(Unaudited)

		Three Months Ended
		March 31, 2012	December 31, 2011	March 31, 2011
Gross Profit Reconciliation:
GAAP gross profit		$16,137	$16,148	$13,884
Stock-based compensation expense included in cost of sales	A	142	64	119
Amortization of intangible assets included in cost of sales	B	—	87	83

Non-GAAP gross profit		$16,279	$16,299	$14,086

Total Operating Expenses Reconciliation:
GAAP total operating expenses		$14,882	$13,920	$13,957
Stock-based compensation expense	A	(1,144)	(78)	(798)
Amortization of intangible assets	B	(51)	(50)	(51)

Non-GAAP total operating expenses		$13,687	$13,792	$13,108

Income (Loss) From Operations Reconciliation:
GAAP income (loss) from operations		$1,255	2,228	$(73)
Stock-based compensation expense	A	1,286	142	917
Amortization of intangible assets	B	51	$137	134

Non-GAAP income from operations		$2,592	$2,507	$978

Net Income Reconciliation:
GAAP net income		$504	$1,572	$196
Stock-based compensation expense	A	1,286	142	917
Amortization of intangible assets	B	51	137	134
Gain on embedded derivative	C	—	—	(1,086)

Non-GAAP net income		$1,841	$1,851	$161

Diluted Net Income per Share Reconciliation:
GAAP diluted net income (loss) per share		$0.02	$0.06	$0.01
Stock-based compensation expense	A	0.05	0.01	0.03
Amortization of intangible assets	B	—	—	0.01
Gain on embedded derivative	C	—	—	(0.04)

Non-GAAP diluted net income per share		$0.07	$0.07	$0.01

See notes on next page

MAXWELL TECHNOLOGIES, INC.

(A)	Stock-based compensation expense consists of non-cash charges for employee stock options, restricted stock awards, restricted stock units and employee stock purchase plan awards.

Results include stock-based compensation expense as follows (in thousands):

	Three Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011
Cost of revenue	$142	$64	$119
Selling, general and administrative	962	(4)	646
Research and development	182	82	152

Total stock-based compensation expense	$1,286	$142	$917

(B)	Amortization of intangible assets associated with acquisitions.

(C)	Gain on embedded derivatives associated with the Company’s convertible debt. As the convertible debentures were retired in February 2011, the company no longer records gains or losses related to the conversion features.